                                                                     EXHIBIT 11
                                                                     Page 1 of 2

                         INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    THREE MONTHS ENDED
                                                    ------------------
                                                  MARCH 29,     MARCH 30,
                                                    1997          1996
                                                ------------  ------------
 PRIMARY:
   Income before extraordinary item              $ 5,663,433  $ 4,430,707
   Extraordinary item-early extinguishment
     of debt (net of income tax benefit)            (354,116)           -
                                                 -----------  -----------
   Net income                                    $ 5,309,317  $ 4,430,707
                                                 ===========  ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 22,004,684   18,474,353
                                                 ===========  ===========
   Primary earnings per common share before
     extraordinary item                          $       .26  $       .24
   Extraordinary item-early extinguishment
     of debt                                            (.02)           -
                                                 -----------  -----------
   Primary earnings per common share             $       .24  $       .24
                                                 ===========  ===========
 FULLY DILUTED:
   Income before extraordinary item              $ 5,663,433  $ 4,430,707

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                           2,723      514,039
                                                 -----------  -----------
   Fully diluted earnings before extraordinary
     item                                          5,666,156    4,944,746
   Extraordinary item-early extinguishment
     of debt (net of income tax benefit)            (354,116)           -
                                                 -----------  -----------
   Fully diluted earnings                        $ 5,312,040  $ 4,944,746
                                                 ===========  ===========
   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          22,021,470   18,545,893

     Additional shares assuming conversion
      of Convertible Subordinated Debentures          17,988    3,374,685
                                                 -----------  -----------
     Weighted average number of common
      shares outstanding as adjusted              22,039,458   21,920,578
                                                 ===========  ===========
   Fully diluted earnings per common share
     before extraordinary item                   $       .26  $       .23
   Extraordinary item-early extinguishment
     of debt                                            (.02)           -
                                                 -----------  -----------
   Fully diluted earnings per common share       $       .24  $       .23
                                                 ===========  ===========

 * See note B of the notes to unaudited interim financial statements.





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

                                                                      EXHIBIT 11
                             INGLES MARKETS, INCORPORATED            Page 2 of 2
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *

                                                    SIX MONTHS ENDED
                                                    ----------------
                                                  MARCH 29,     MARCH 30,
                                                    1997          1996
                                                ------------  -----------
 PRIMARY:
   Income before extraordinary item              $10,920,086  $ 9,152,823
   Extraordinary item-early extinguishment
     of debt (net of income tax benefit)            (565,275)           -
                                                 -----------  -----------
   Net income                                    $10,354,811  $ 9,152,823
                                                 ===========  ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 20,632,180   18,425,683
                                                 ===========  ===========

   Primary earnings per common share before
     extraordinary item                          $       .53  $       .50
   Extraordinary item-early extinguishment
     of debt                                            (.03)           -
                                                 -----------  -----------
   Primary earnings per common share             $       .50  $       .50
                                                 ===========  ===========

 FULLY DILUTED:
   Income before extraordinary item              $10,920,086  $ 9,152,823

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                          89,859    1,028,078
                                                 -----------  -----------

   Fully diluted earnings before extraordinary
     item                                         11,009,945   10,180,901
   Extraordinary item-early extinguishment
     of debt (net of income tax benefit)            (565,275)           -
                                                 -----------  -----------
   Fully diluted earnings                        $10,444,670  $10,180,901
                                                 ===========  ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          20,642,040   18,542,644

     Additional shares assuming conversion
      of Convertible Subordinated Debentures         359,798    3,374,685
                                                 -----------  -----------

     Weighted average number of common
      shares outstanding as adjusted              21,001,838   21,917,329
                                                 ===========  ===========

   Fully diluted earnings per common share
     before extraordinary item                   $       .52  $       .46
   Extraordinary item-early extinguishment
     of debt                                            (.02)           -
                                                 -----------  -----------
   Fully diluted earnings per common share       $       .50  $       .46
                                                 ===========  ===========

 * See note B of the notes to unaudited interim financial statements.





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